                         Proxy Card

               Oppenheimer Trinity Core Fund

Proxy For a Special Shareholders Meeting of shareholders To
                 Be Held on aUGUST 29, 2003

The  undersigned,  revoking prior proxies,  hereby  appoints
Brian  Wixted,   Philip  Vottiero,   Kate  Ives  and  Philip
Masterson,  and  each  of  them,  as  attorneys-in-fact  and
proxies   of   the   undersigned,   with   full   power   of
substitution,  to  vote  shares  held  in  the  name  of the undersigned  on the record  date at the  Special  Meeting of
Shareholders  of Oppenheimer  Trinity Core Fund (the "Fund")
to be held at 6803 South Tucson Way,  Centennial,  Colorado,
80112,  on August 29, 2003, at 1:00 P.M.  Mountain  time, or at any adjournment thereof,  upon the proposals described in the  Notice of Meeting  and  accompanying  Proxy  Statement, which have been received by the undersigned.

This proxy is  solicited  on behalf of the  Fund's  Board of
Trustees,  and the  proposal  (set forth on the reverse side of this  proxy  card)  has  been  proposed  by the  Board of
Trustees.  When properly executed,  this proxy will be voted as  indicated  on the reverse side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in accordance with  the  proxy  holders'  best  judgment  as to any  other matters that may arise at the Meeting.

                              VOTE VIA THE TELEPHONE:
                              1-800-597-7836
                              CONTROL NUMBER:  999  9999
                              9999  999

                              Note:  Please  sign this proxy
                              exactly  as your name or names
                              appear   hereon.   Each  joint
                              owner  should  sign.  Trustees
                              and other  fiduciaries  should
                              indicate   the   capacity   in
                              which   they   sign.    If   a
                              corporation,   partnership  or
                              other entity,  this  signature
                              should   be  that  of  a  duly
                              authorized    individual   who
                              should state his or her title.

                              Signature

                              Signature of joint owner, if
                              any

                              Date

 PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY
        AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

The Proposal:

To approve an Agreement and Plan of  Reorganization  between
Oppenheimer  Main  Street  Fund ("Main  Street  Fund"),  and
Oppenheimer  Trinity Core Fund ("Trinity Core Fund") and the
transactions   contemplated  thereby,   including:  (a)  the
transfer  of  substantially  all the assets of Trinity  Core
Fund to Main Street  Fund in exchange  for Class A, Class B,
Class C,  Class N and  Class Y shares of Main  Street  Fund,
(b) the  distribution  of such shares of Main Street Fund to the  corresponding  Class A,  Class B,  Class C, Class N and
Class Y  shareholders  of  Trinity  Core  Fund  in  complete liquidation of Trinity Core Fund,  and (c) the  cancellation of the outstanding shares of Trinity Core Fund.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:
[ ]

FOR [___]               AGAINST [___]           ABSTAIN
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